EMPLOYMENT AGREEMENT


     THIS AGREEMENT, dated July 1, 1999, between Chem International, Inc., a Delaware corporation, with offices at 201 Route 22, Hillside, New Jersey 07205, ("Corporation"), and Christina Kay ("Employee").

     WHEREAS, the Corporation is in the business of manufacturing, marketing and selling vitamins and nutritional supplements; and

     WHEREAS, Corporation desires to employ Employee, and Employee desires to be so employed, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:

1. Employment. The Corporation agrees to employ the Employee, and the Employee agrees to be so employed by the Corporation, in the capacity of Vice President. The term of this agreement shall commence on July 1, 1999 and shall continue until June 30, 2002 (the "Expiration Date") or the earlier termination of this Agreement in accordance with Section 4 below (the "Employment Term").

2. Duties. Employee shall devote her full business time and best efforts to the Corporation in fulfilling his duties consistent with the office of Vice President. Employee's duties shall consist of those duties delegated to Employee from time to time by the Corporation's President or Board of Directors. Employee shall at all times discharge his duties in consultation with, and subject to the authority of, the Corporation's President.

3.   Compensation.

     (a) Salary. For each contract year (July 1-June 30) or part thereof during the Employment Term, Employee shall be paid an annual salary in weekly installments equal to $80,000 (the "Financial Compensation"). On or before the first day of each contract year during the Employment Term commencing with the July 1, 2000 contract year the Corporation and Employee shall negotiate an increase in Employee's salary for such succeeding contract year. Upon failure of the parties to agree on such increase, Employee's salary shall be increased by a percentage equal to the percentage increase in the consumer price index for all urban consumers, Northeastern area, for the preceding calendar year.

     (b) Stock Compensation. Employee shall be entitled to participate in the Corporation's qualified and non qualified stock option plans ("Plans") during each full year during the term of this Agreement (the "Stock Compensation") on a basis commensurate with his salary and considering the amount of stock awarded to other management employees.

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     (c)  Benefits.  During each  contract  year of the term of this  Agreement,
          Employee shall receive such other benefits as are available to other management employees of the Corporation. Employee shall also receive an automobile allowance in an amount to be determined by the President of the Corporation.

4.   Termination During Employment Term.

     (a) This Agreement may be terminated prior to the Expiration Date, at the option of the Corporation, immediately upon written notice to Employee for Cause (as hereafter defined). In the event of such termination, Employee shall only be entitled to his unpaid Financial Compensation through the date of termination but shall not be entitled to any unpaid Stock Compensation unless required by law. "Cause" as used herein, shall be defined as any one of the following:

          (i) The absence (for any reason other than scheduled and pre-approved leaves or vacations or sickness or disability) of Employee from his employment for a continuous period of more than 30 days.

          (ii) The theft or fraud by Employee involving the Corporation or the conviction of Employee of an indictable criminal offense punishable by a fine of $1,000 or more and/or a jail term of six
               (6) months or more.

         (iii) The willful disregard by Employee of express directions from the President or the Board of Directors provided that prior to termination, Employee shall be given written notice of the problem and a reasonable period in which to cure the same.

     (b) This Agreement may be terminated, at the option of the Corporation, without Cause, upon not less than thirty (30) days written notice. In such event, Employee shall be entitled to the full Financial Compensation to Employee for the remainder of the Employment Term and shall only be entitled to any unpaid Stock Compensation in accordance with the terms of the Plans.

     (c)  This  Agreement  may be terminated at any time by Employee upon thirty
          (30) days prior written notice. In such event Employee shall only be entitled to the Financial Compensation unpaid through the date of termination and shall not be entitled to any unpaid Stock Compensation.


5.   Restrictive Covenants.

     (a) Proprietary Property. Employee acknowledges that in the course of his employment with the Corporation, the Corporation will provide Employee with, or access to, memoranda, files, records, trade secrets and other proprietary information and property of the Corporation, including information regarding the Corporation and operations, market structures, processes, data, programs, inventions, techniques, marketing plans, strategies, forecasts, new products, systems, financial information, budgets, projections, licenses, prices, costs, and customer supplier lists (collectively the "Proprietary Property") as is necessary or desirable to assist Employee in the performance of his employment duties hereunder. Employee acknowledges that the Proprietary Property, and all information and intellectual property and other data

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          developed  by  Employee  in  connection  with his  employment  duties, including any inventions, patents, trademarks, copyrights, ideas, creations, and properties (also hereafter included in the term "Proprietary Property"), is the sole and exclusive property of the Corporation, to the extent not available to the public at large. Employee shall have no right, title or interest of any kind or nature
          in  the  Proprietary  Property  or  any  proceeds  thereof.   Employee
          covenants and agrees that he shall not, directly or indirectly, during the term of this Agreement or thereafter, communicate or divulge to, or use for the benefit of himself or any other person or entity without the prior written consent of its owner, any Proprietary Property or any information in any way relating to the Proprietary Property. The Proprietary Property shall remain the sole and exclusive property of the Corporation, as the case may be, and upon termination of this Agreement, Employee shall immediately thereupon return all Proprietary Property in his possession or control to the Corporation.

     (b) Employment and Post-Employment Restriction. Employee hereby covenants and agrees that during the term of his employment hereunder, and for a period of one (1) year after the date of any termination of his employment with the Corporation in the event he is terminated for Cause or voluntarily leaves prior to the end of the Employment Term, he shall not, directly or indirectly, be engaged in any other commercial activities or pursuits whatsoever which may in any way be in competition with or in any conflict with the business affairs of the Corporation in any market or geographic area in which the Corporation is then doing business. Employee further covenants and agrees that for one (1) year after the date of termination of his employment hereunder (for any reason) he shall not, directly or indirectly, pursue any party that was a customer of the Corporation on the date of that termination for the purpose of soliciting and/or providing to any of those customers any products, goods, or services of the nature and type sold by the Corporation. For purposes of the preceding sentence, a "customer" of the Corporation includes (a) any person which the Corporation has actually contacted for the purpose of obtaining an order for its products, goods or services and which the Corporation, at the time of Employee's termination, is still pursuing by regular contacts with such person, and (b) any person specifically identified by the Corporation in any of its marketing or strategic plans as a target for solicitation of orders for the Corporation's products, goods or services, and with respect to which person the Corporation, has, as of the time of Employee's termination, expended substantial time, effort and financial resources.

     (c) Remedies. Employee hereby acknowledges that his services under this Agreement are unique and extraordinary and that irreparable injury may result to the Corporation in the event of a breach of the terms and conditions of this Agreement to be performed or observed by him, which may be difficult to ascertain, and that the award of damages may not be adequate relief to the Corporation. Employee, therefore, agrees that in the event of his breach of any of the terms or conditions of this Agreement to be performed or observed by him, the Corporation shall have the right, in addition to all other remedies available in the event of a breach of this Agreement, to injunctive or other equitable relief against Employee.

     (d)  Severability.  If at the time of the enforcement of subparagraphs (a),
          (b) or (c) above a court shall hold that the period or scope of the provisions thereof are unreasonable under the circumstances then existing, the parties hereby agree that the maximum period or scope reasonable under the circumstances shall be substituted for the period or scope stated in those subparagraphs.

6. Representations and Warranties. Employee hereby represents and warrants that (a) he has not signed any employment agreement or restrictive covenant of any kind with any previous employer; (b) he is not bound by the terms of any employment agreement (written or oral) with any previous employer; and
     (c) there is no restriction on the performance of his duties pursuant to this Agreement.

7. Notices. All notices required or permitted to be given under this Agreement shall be given by certified mail, return receipt requested, to the parties at the addresses set forth at the beginning of this Agreement or to such other addresses as either may designate in writing to the other party.

8. Governing law. This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey.

9. Entire contract. This Agreement constitutes the entire understanding and agreement between the Corporation and Employee with regard to the subject matter set forth herein. There are no other agreements, conditions or representations, oral or written, express or implied, with regard hereto. This Agreement may be amended only in a writing signed by both parties.

10. Non-waiver. A delay or failure by either party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

11. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions .

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

13. Modification. No modification, amendment or waiver of the provisions of this Agreement shall be effective unless in writing specifically referring hereto and signed by all parties.

14.  Assignability  and  Binding  Effect.  Employee  shall not assign any of his rights or delegate the performance of any of his obligations hereunder without the prior written consent of the Board of Directors. However, the Corporation may assign any of its rights and delegate the performance of any of its obligations hereunder to any of its successors, assigns or successors-in-interest. Subject to the provisions of the preceding sentences, all the terms of this Agreement shall be binding upon and shall inure to the benefit of the parties and their legal representatives, heirs, successors and assigns.

15. Survival of Covenants. The covenants and other provisions of this Agreement shall survive the termination of Employee's employment pursuant to this Agreement.


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IN WITNESS WHEREOF the Corporation and the Employee have signed this Agreement.




                                                    CHEM INTERNATIONAL INC.



                                                    By:
                                                       -------------------------
                                                       Seymour Flug, President

                                                   Employee


                                                       -------------------------
                                                       Christina Kay